UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/20/2012

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 25, 2012, Stereotaxis, Inc. (the "Company") received a notification from the Nasdaq Stock Market ("Nasdaq") confirming that the Company has regained compliance with Listing Rule 5450(a)(1) (the "Minimum Bid Price Rule"), as the bid price of the Company's common stock ("Common Stock") closed at $1.00 per share or more for at least ten consecutive business days prior to July 25, 2012.

Prior to that, on July 20, 2012, Nasdaq notified the Company that its Common Stock was subject to delisting from the Nasdaq Global Market because the Company did not regain compliance with the Minimum Bid Price Rule by July 18, 2012, the deadline for compliance pursuant to Nasdaq's notification letter dated January 20, 2012. Since, as described in the foregoing paragraph, the Company has regained compliance with the Minimum Bid Price Rule, Nasdaq advised in its July 25 letter that it considers this matter to be closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: July 25, 2012	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel